Exhibit 99.1

News from Xerox
FOR IMMEDIATE RELEASE

Public Relations Office:

800 Long Ridge Road

Stamford, CT 06904

203-968-4644

XEROX NAMES URSULA BURNS PRESIDENT

STAMFORD, Conn., April 3, 2007 – Ursula M. Burns was appointed to president of Xerox Corporation (NYSE: XRX). She was also elected to the company’s board of directors.

Burns was previously president of the company’s Business Group Operations, responsible for global research, engineering, marketing and manufacturing of Xerox technology, supplies and related services. As president, Burns retains leadership of these functions as well as the company’s information management organization. She also assumes responsibility for corporate strategy, human resources, marketing operations, and global accounts for Xerox. Burns reports to Xerox Chairman and CEO Anne M. Mulcahy. The company’s worldwide sales organizations, Xerox Global Services, and finance and legal teams will continue to report to Mulcahy.

“Xerox today offers the broadest portfolio of document management systems and software in our industry and in our history. That progress happened on Ursula’s watch as she drove a technology strategy that launched more than 100 products in the last three years,” said Mulcahy. “At the same time, Ursula led activities that strengthened Xerox’s business model so we’re more efficient, competitive and profitable.

“This organizational change is a logical next step for our company and for Ursula. She brings deep knowledge and experience to the president role, where she’ll work closely with me and our leadership team to accelerate our growth in color, services and new business markets.”

Burns, 48, joined Xerox in 1980 as a mechanical engineering summer intern. She subsequently held positions in product development and planning. From 1992 through 2000, Burns led several business teams including the office color and fax business and office network copying business. In 2000, she was named senior vice president, Corporate Strategic Services, heading up manufacturing and supply chain operations. She was named president of Xerox Business Group Operations in 2002. Burns was appointed an officer of the company in 1997 and named a corporate senior vice president in 2000.

Xerox Names Burns President / 2

“I came to Xerox as a student intern 27 years ago because of its respected reputation for research and engineering,” said Burns. “I stayed because of the people and to be part of a values-based culture with a passion for innovation and a deep commitment to customers. To join Anne in leading Xerox’s global team is a true honor. I have tremendous pride in this company and am confident we have the best people and the best products and services to aggressively drive our growth strategy, winning in the marketplace and building value for our stakeholders.”

Burns holds a bachelor of science degree from Polytechnic Institute of New York and a master of science degree in mechanical engineering from Columbia University. She serves on professional and community boards including American Express and, Boston Scientific Corp.

- XXX -

Media Contact:

Christa Carone, Xerox Corporation, 203-968-4644, christa.carone@xerox.com

NOTE TO EDITORS: This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to maintain and improve cost efficiency of operations; changes in foreign currency exchange rates; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; and other risks that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section and other sections of our 2006 Form 10-K. Additional information concerning these and other factors is included in the company’s 2006 Form 10-K. The company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For more information about Xerox, visit www.xerox.com. To receive its RSS news feed, visit www.xerox.com/news. XEROX® is a trademark of XEROX CORPORATION.